Exhibit 99.1

On December 6, 2013, CONSOL Energy Inc. completed the sale of its Consolidation Coal Company subsidiary, which contains five of its longwall coal mines in West Virginia, and river operations to a subsidiary of Murray Energy Corporation for $3.5 billion in value.

The following unaudited pro forma consolidated balance sheet as of September 30, 2013 and unaudited pro forma consolidated statements of operations of CONSOL Energy Inc. for the nine-month period ended September 30, 2013 and the year ended December 31, 2012, give effect to this sale. The pro forma consolidated financial statements have been prepared by management of CONSOL based upon the historical financial statements of CONSOL and the adjustments and assumptions in the accompanying notes to the pro forma consolidated financial statements.

The pro forma consolidated balance sheet reflects the closing transaction as if such a transaction had been consummated on September 30, 2013.

The pro forma consolidated statements of operations set forth the effect of the disposition as if it had occurred on January 1, 2012.

The pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the sale had occurred on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of CONSOL included in its annual report on Form 10-K for the year ended December 31, 2012.

CONSOL ENERGY INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013

(000 OMITTED)

(UNAUDITED)

	As Reported	Proforma Adjustments		Proforma
ASSETS

Current Assets:
Cash and Cash Equivalents	$21,086	$849,978	(a),(b)	$871,064
Accounts and Notes Receivable:
Trade	436,388	(45,000)	(b)	391,388
Accounts Receivable - Securitized	44,364	—		44,364
Notes Receivable	25,813	—		25,813
Other Receivables	160,931	7,500	(d)	168,431
Inventories	238,348	(78,540)	(b)	159,808
Income taxes receivable		65,321	(e)	65,321
Deferred Income Taxes	81,825	(57,535)	(b)	24,290
Restricted Cash	12,263	—		12,263
Prepaid Expenses	162,418	(9,060)	(b)	153,358

Total Current Assets	1,183,436	732,664		1,916,100

Property, Plant and Equipment:
Property, Plant and Equipment	16,571,104	(3,448,318)	(b)	13,122,786
Less - Accumulated Depreciation, Depletion and Amortization	5,940,247	(1,895,103)	(b)	4,045,144

Total Property, Plant and Equipment - Net	10,630,857	(1,553,215)		9,077,642

Other Assets:
Deferred Income Taxes	457,105	(457,105)	(b)	—
Investment in Affiliates	261,218	—		261,218
Notes Receivable	155	—		155
Other	204,301	30,049	(b),(d)	234,350

Total Other Assets	922,779	(427,056)		495,723

TOTAL ASSETS	$12,737,072	$(1,247,607)		$11,489,465

a)	To recognize proceeds from Murray Energy Inc., which has been adjusted for working capital levels as of September 30, 2013.
b)	To record the removal of net assets held for sale allocated to this business.
c)	To record a receivable for $50 million in minimum guaranteed royalties on leased coal reserves.
d)	Record $153 million estimated income tax receivable associated with the transaction.
e)	Record an accrual of $30 million for transactions costs associated with the sale.
f)	As part of the agreement CONSOL Energy Inc. guaranteed certain coal sales agreements and obligations with a fair value of $3 million. This adjustment is to record the estimated fair value of those guarantees.
g)	To record the estimated gain on disposition.
h)	To record the accumulated other comprehensive income associated with the employee benefit obligations associated with this business.

CONSOL ENERGY INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013

(000 OMITTED)

(UNAUDITED)

	As Reported	Proforma Adjustments		Proforma
LIABILITIES AND EQUITY

Current Liabilities:
Accounts Payable	$512,182	$(7,401)	(b)	$504,781
Current Portion of Long-Term Debt	13,182	(533)	(b)	12,649
Short-Term Notes Payable	47,000	—		47,000
Accrued Income Taxes	87,965	(87,965)	(e)	—
Borrowings Under Securitization Facility	44,364	—		44,364
Other Accrued Liabilities	868,904	(205,060)	(b),(f),(g)	663,844

Total Current Liabilities	1,573,597	(300,959)		1,272,638

Long-Term Debt:
Long-Term Debt	3,123,755	(148)	(b)	3,123,607
Capital Lease Obligations	48,176	(733)	(b)	47,443

Total Long-Term Debt	3,171,931	(881)		3,171,050

Deferred Credits and Other Liabilities:
Postretirement Benefits Other Than Pensions	2,814,234	(1,953,273)	(b)	860,961
Pneumoconiosis Benefits	178,508	(65,390)	(b)	113,118
Mine Closing	460,515	(126,753)	(b)	333,762
Deferred Income Taxes		271,922		271,922
Gas Well Closing	197,093	(7,246)	(b)	189,847
Workers’ Compensation	156,568	(91,848)	(b)	64,720
Salary Retirement	74,108	—		74,108
Reclamation	49,487	—		49,487
Other	103,855	(10,444)	(b),(g)	93,411

Total Deferred Credits and Other Liabilities	4,034,368	(1,983,032)		2,051,336

Equity:
Stockholders’ Equity:
Common Stock, $.01 par value; 500,000,000 Shares Authorized, 228,936,248 Issued and Outstanding at September 30, 2013; 228,129,467 Issued and 228,094,712 Outstanding at December 31, 2012	2,292			2,292
Capital in Excess of Par Value	2,347,973			2,347,973
Preferred Stock, 15,000,000 shares authorized, None issued and outstanding		—		—
Retained Earnings	2,257,796	759,411	(h)	3,017,207
Accumulated Other Comprehensive Loss	(649,896)	277,854	(i)	(372,042)
Common Stock in Treasury, at Cost - 0 Shares at August 31, 2013; 34,755 Shares at December 31, 2012, 34,755 Shares at August 31, 2012	—	—		—

Total CONSOL Energy Stockholders’ Equity	3,958,165	1,037,265		4,995,430
Noncontrolling Interest	(989)	—		(989)

Total Equity	3,957,176	1,037,265		4,994,441

TOTAL LIABILITIES AND EQUITY	$12,737,072	$(1,247,607)		$11,489,465

CONSOL ENERGY INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(000 OMITTED, EXCEPT PER SHARE DATA)

(Unaudited)

	As Reported	Proforma Adjustments (a)	Proforma
Sales - Outside	$3,512,055	$(1,249,320)	$2,262,735
Sales - Gas Royalty Interests	46,738		46,738
Sales - Purchased Gas	4,372		4,372
Freight - Outside	35,749		35,749
Other Income	138,824	(9,873)	128,951

Total Revenue and Other Income	3,737,738	(1,259,193)	2,478,545

Cost of Goods Sold and Other Operating Charges	2,639,929	(951,901)	1,688,028
Gas Royalty Interests’ Costs	38,204		38,204
Purchased Gas Costs	2,961		2,961
Freight Expense	35,749		35,749
Selling, General and Administrative Expense	104,265	(38,648)	65,617
Depreciation, Depletion and Amortization	489,774	(154,111)	335,663
Interest Expense	164,197	(2)	164,195
Taxes Other Than Income	251,575	(128,529)	123,046

Total Costs	3,726,654	(1,273,191)	2,453,463

Earnings Before Income Taxes	11,084	13,998	25,082

Income Taxes	89,767	3,681	93,448

Net Income	(78,683)	10,317	(68,366)

Less: Net Income Attributable to Noncontrolling Interest	942		942

Net Income Attributable to CONSOL Energy Inc. Shareholders	$(77,741)	$10,317	$(67,424)

Earnings Per Share:
Basic	$(0.34)	$0.05	$(0.29)

Dilutive	$(0.34)	$0.05	$(0.29)

a)	The adjustment column is to remove the operating results of the business to reflect the consummation of the sale of this business as if it occurred as of January 1, 2012.

CONSOL ENERGY INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012

(000 OMITTED, EXCEPT PER SHARE DATA)

(Unaudited)

	As Reported	Proforma Adjustments (a)	Proforma
Sales - Outside	$4,825,946	$(1,705,945)	$3,120,001
Sales - Gas Royalty Interests	49,405		49,405
Sales - Purchased Gas	3,316		3,316
Freight - Outside	141,936		141,936
Other Income	409,704	(13,838)	395,866

Total Revenue and Other Income	5,430,307	(1,719,783)	3,710,524

Cost of Goods Sold and Other Operating Charges	3,421,953	(1,199,494)	2,222,459
Gas Royalty Interests’ Costs	38,867		38,867
Purchased Gas Costs	2,711		2,711
Freight Expense	141,936		141,936
Selling, General and Administrative Expense	148,071	(58,777)	89,294
Depreciation, Depletion and Amortization	622,780	(195,449)	427,331
Interest Expense	220,060	(18)	220,042
Taxes Other Than Income	336,655	(166,491)	170,164

Total Costs	4,933,033	(1,620,229)	3,312,804

Earnings Before Income Taxes	497,274	(99,554)	397,720

Income Taxes	109,201	(26,183)	83,018

Net Income	388,073	(73,371)	314,702

Less: Net Income Attributable to Noncontrolling Interest	397		397

Net Income Attributable to CONSOL Energy Inc. Shareholders	$388,470	$(73,371)	$315,099

Earnings Per Share:
Basic	$1.71	$(0.32)	$1.39

Dilutive	$1.70	$(0.32)	$1.38

a)	The adjustment column is to remove the operating results of the business to reflect the consummation of the sale of this business as if it occurred as of January 1, 2012.

In conjunction with the sale of Consolidation Coal Company (CCC) and certain of its subsidiaries, which contain all five of its longwall coal mines in West Virginia, and its river operations, to a subsidiary of Murray Energy Corporation (Murray Energy), CONSOL Energy has guaranteed certain equipment lease obligations and coal sales agreement that are being assumed by Murray Energy. In the event that Murray Energy would default on the obligations defined in the agreements, CONSOL Energy would be required to perform under the guarantees. Murray has agreed to reimburse CONSOL Energy in the event that CONSOL Energy is required to pay on any of the guarantees and the equipment leases are secured by the leased personal property.

The guarantees, as listed below, consist of a coal sales agreement guarantee, pursuant to which CONSOL Energy guarantees performance by Murray Energy, operational surety bonds and workers compensation guarantees in West Virginia and Pennsylvania, a guarantee related to reclamation of an impoundment site and various equipment leases, primarily related to barges.

CONSOL Energy will regularly evaluate the likelihood of default for the respective guarantees based on an expected loss analysis and record the fair value, if any, of its guarantees as an obligation in the consolidated financial statements. The fair value of certain of the guarantees will be determined using CONSOL Energy’s risk adjusted interest rate. Significant increases or decreases in the risk-adjusted interest rates may result in a significantly higher or lower fair value measurement. Coal sales agreement guarantees will be valued based on an evaluation of coal market pricing compared to contracted sales price and includes an adjustment for nonperformance risk. Significant judgment is required in determining the fair value of these guarantees. The guarantees of the leases and sales agreements are classified within Level 3 of the fair value hierarchy.

The following table reflects the various types of guarantees through 2017. Remaining guarantees after 2018, which are made up only of equipment leases, are insignificant.

	Balance Sheet	Maximum
	at December 5,	Potential	December 31,
Description of Guarantee	2013	Guarantee*	2014	2015	2016	2017
Coal Sales Agreements	$0	$200,400	$200,400	$100,000	$35,000	$—
Surety Bonds and Workers Compensation	693	208,000	—	—	—	—
Operational	2,040	30,000	30,000	30,000	30,000	30,000
Equipment Leases	267	32,000	22,000	19,000	16,000	12,000

Total	$3,000	$470,400	$252,400	$149,000	$81,000	$42,000

*	Represents the maximum potential guarantee at December 5 and 31, 2013.